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                                                                    EXHIBIT 10.1

LACROSSE FOOTWEAR, INC.
2006 ANNUAL INCENTIVE COMPENSATION PLAN DOCUMENT
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OBJECTIVE/OVERVIEW

The LaCrosse Footwear Inc. incentive compensation program is designed to reward performance based on the achievement of desired annual corporate results. The LaCrosse incentive compensation program seeks to drive positive performance by targeting our greatest opportunity to increase shareholder value, which we've identified as profitablE sales growth while maintaining a healthy balance sheet. The financial metrics for 2006 are sales growth, profitability and inventory turns.

LACROSSE FUNDS THE INCENTIVE COMPENSATION PLAN SOLELY FROM COMPANY PROFITS. THE COMPANY MUST ACHIEVE AT LEAST 70% OF PLANNED/BUDGETED 2006 PROFIT DOLLARS IN ORDER FOR ANY INCENTIVE COMPENSATION PAYOUT, REGARDLESS OF THE ACHIEVEMENT OF ANY OTHER PERFORMANCE METRIC.

The guidelines for the 2006 Incentive Compensation Plan are as follows:


PLAN YEAR AND ELIGIBILITY REQUIREMENTS

The incentive compensation measurement plan year runs from January 1st through December 31st. All non-union LFI employees are eligible for the Incentive Compensation Plan unless the individual is on a Sales Commission Plan. No employee can be on more than one incentive compensation plan. Employees hired during the Plan year are eligible effective with their date of hire. The actual incentive compensation payout, if any, is based on actual base pay wages (excludes overtime earnings and bonus payments) paid during the calendar year.

The employee must be actively employed by the Company on the payment date in order to receive any incentive compensation. INCENTIVE COMPENSATION IS NOT EARNED UNTIL PAID. Payment date is anticipated to be by the end of the first quarter of the following year, but is at the discretion of the Company.

An employee must have a minimum individual performance rating of "3" to be eligible to receive any incentive compensation payout. An employee whose last overall performance rating is "1" or a "2" will not be eligible to receive incentive compensation. Any employee on a written warning at the time of the incentive compensation payment is also ineligible.

An individual's incentive target compensation is set as a percentage of annual base pay earnings. The incentive target COMPENSATION level for each employee is commensurate with his or her duties and responsibilities within the organization. The target levels are reviewed annually and employees are notified of any changes.

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COMMUNICATION

To assure the success of our incentive compensation plan, each participant will be told their target compensation percentage and the specific corporate performance targets. In addition, we will provide an update of the Company's operating results and incentive compensation targets on a quarterly schedule.

COMPANY'S DISCRETION

The Company has full authority to modify, change, amend or terminate this plan at its complete discretion.

FINANCIAL COMPONENT

The financial component or metric will be computed at the Corporate level as follows:

40%    SALES GROWTH
       VARIANCES (FOR MANUFACTURING DEPARTMENT ONLY)

40%    OPERATING PROFIT

20%    INVENTORY TURNS


40% - SALES GROWTH

Incentive payouts will be computed according to Corporate Sales Growth.

RESULTS VERSUS GOAL                             INCENTIVE COMPENSATION AMOUNT
< 95.4% of budget sales dollars                 No incentive compensation
Equal to or > 95.4% of budget sales dollars     I.C. based on an incremental
                                                scale. THERE IS NO CAP.

EXCEPTION:Portland Manufacturing has incentive compensation based on targeted variance in-lieu of the sales growth factor. There is a payout cap of 120% of variance target.

40% - OPERATING PROFIT

Incentive payouts will be computed according to Corporate Operating Profit.

RESULTS VERSUS GOAL                          INCENTIVE COMPENSATION AMOUNT
< 70% of budget dollar amount                No incentive compensation
Equal to or >70% of budgeted Op. Profit $    I.C. based on an incremental scale.
                                             THERE IS NO CAP.


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20% - INVENTORY TURNS

Inventory turns will be based on the number of inventory turns computed for the full fiscal year and will be equal to standard COGS (no variances) for the year divided by average inventory. Average inventory will equal the sum of each month ending inventory divided by 12.

< 87.5% of planned inventory turns          No incentive compensation awarded.

Equal to or > 87.5% of planned Inv. Turns   I.C. based on an incremental scale.
                                            THERE IS NO CAP.

EXTRAORDINARY ITEMS AND BOARD OF DIRECTOR APPROVAL:

Extraordinary items will be evaluated by the Compensation Committee on a case-by-case basis as to the impact on incentive compensation. The definition of extraordinary items are items/events which are non-recurring and are not reflective of the on-going operation of the business as well as considered beyond management control.

LFI'S BOARD OF DIRECTORS AND MANAGEMENT RESERVES THE RIGHT TO CHANGE, ALTER, TERMINATE, OR MODIFY THIS INCENTIVE COMPENSATION PROGRAM AS THE BUSINESS ENVIRONMENT CHANGES, OR IS DEEMED NECESSARY. ALL PAYMENTS ARE SUBJECT TO COMPENSATION COMMITTEE APPROVAL, AFTER YEAR-END NUMBERS HAVE BEEN AUDITED.

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